Exhibit 99.1

Feihe International, Inc. Reports

Third Quarter 2012 Financial Results

BEIJING, November 9, 2012 – Feihe International, Inc. (NYSE:ADY; “Feihe International” or the “Company”), one of the leading producers and distributors of premium infant formula, milk power and soybean, rice and walnut products in China, today announced financial results for the third quarter of 2012. The Company will hold a conference call today at 6:00 am Eastern Time.

Third Quarter 2012 Financial Highlights:

•	Revenue increased approximately $2.7 million, or 4.3%, to $66.1 million in 3Q12 vs. $63.4 million in 2Q12:
➢	Revenue from branded milk powder products was $62.7 million in 3Q12, up $2.0 million from $60.7 million of 2Q12 and up $7.2 million from $55.5 million of 3Q11.
➢	Revenue from raw milk powder was $15,000 in 3Q12 vs. $33,000 in 2Q12 and $16.9 million in 3Q11.
•	Gross profit increased approximately $8.8 million, or 32.0%, to $36.3 million in 3Q12 from $27.5 million in 3Q11, and up $1.0 million, or 2.6%, sequentially from $35.3 million in 2Q12.
•	Gross profit margin was 54.9% in 3Q12 vs. 36.5% in 3Q11.
•	Net income attributable to common shareholders of the Company was $7.5 million in 3Q12, up approximately $7.1 million from $473,000 in 3Q11 and up approximately $1.7 million, or 29.0%, sequentially from $5.8 million in 2Q12.
•	Diluted net income from continuing operations per common share (“EPS”) was $0.38 in 3Q12, up significantly from $0.11 in 3Q11, and increased from $0.29 in 2Q12.

Mr. Leng You Bin, the Company’s Chairman and Chief Executive Officer, stated, “We are pleased with our third quarter results. Our improved gross profit and significantly improved net income attributable to common shareholders reflects the success of our efforts to control costs and to focus our sales on higher margin products. In particular, sales of infant milk powder were up 15% from the third quarter 2011, especially our Feifan and AstroBaby series. We plan to continue this strategy and to enhance our premium quality brand awareness.”

The Company’s revenue was $66.1 million for the three month period ended September 30, 2012, up $2.7 million, or 4.3%, from $63.4 million in the second quarter of 2012, and representing a decrease of $9.3 million, or 12.4% compared to $75.4 million revenue for the third quarter of 2011. This year-over-year decrease was primarily attributable to a decrease in sales of raw milk powder, a high cost and low gross profit product, of approximately $16.9 million offset by an increase in sales of branded milk powder of approximately $7.2 million. The increase in sales compared to the last quarter in 2012 was primarily attributable to an increase in sales of branded infant milk powder. Sales of milk powder, our highest margin products, increased to $62.7 million from $55.5 million in the third quarter of 2011.

The Company’s gross profit was $36.3 million in the third quarter of 2012, an increase of approximately $8.8 million, or 32.0%, compared to $27.5 million in the third quarter of 2011. Our gross profit margin was 54.9% compared with 36.5% in the third quarter of 2011. The substantial growth was primarily attributable to general increases in the sales of high end milk powder and a decrease in the cost of raw milk powder.

The Company’s income from operations was $5.4 million in the third quarter of 2012, an increase of approximately $2.2 million, or 69.4%, compared to $3.2 million in the third quarter of 2011. Our total operating expenses increased by approximately $6.4 million, or 25.8%, from approximately $24.8 million in the three month period ended September 30, 2011 to approximately $31.2 million in the three month period ended September 30, 2012. This increase was primarily attributable to an increase of $8.9 million, or 48.9%, in sales and marketing expenses from approximately $18.2 million for the three month period ended September 30, 2011 to $27.1 million in the three month period ended September 30, 2012, and primarily related to increases in advertisement fees, marketing promotion and transportation expenses.

Net income attributable to common shareholders of the Company for the third quarter of 2012 was $7.5 million, or diluted EPS of $0.38, a significant increase from $473,000, or diluted EPS of $0.11, in the third quarter of 2011, and an increase from $5.8 million, or diluted EPS of $0.29, in the second quarter of 2012.

Nine Months Ended September 30, 2012

Revenue was $192.4 million for the nine month period ended September 30, 2012, a decrease of approximately $13.5 million, or 6.6%, from $205.9 million for the nine month period ended September 30, 2011. This decrease was primarily attributable to a decrease in sales of raw milk power of approximately $37.2 million and a decrease in sales of soybean powder of approximately $2.9 million, offset by an increase in sales of milk powder of approximately $25.4 million and an increase in sales of other products of approximately $2.1 million. Gross profit was $105.6 million in the nine month ended September 30, 2012, up $24.2 million from $81.4 million in the same period of 2011. Gross profit margin increased from 39.5% for the nine month period ended September 30, 2011 to 54.9% for the same period of 2012. The increase was primarily attributable to general increases in the sales of high end milk powder and a decrease in the cost of raw milk powder. Income from operations was $20.3 million in the nine month period ended September 30, 2012 compared to $13.4 million in the same period of 2011. Net income attributable to the common shareholders of the Company for the nine month period ended September 30, 2012 was $21.6 million, or diluted EPS of $1.07, as compared to net income attributable to the common shareholders of the Company of $10.3 million, or diluted EPS of $0.60, in the prior year period.

As of September 30, 2012, the Company had cash and cash equivalents of $2.3 million and total current assets of $201.1 million compared to cash and cash equivalents of $15.4 million and total current assets of $200.5 million as of December 31, 2011. The Company had a working capital of approximately $31.1 million as of September 30, 2012, compared to a working capital deficiency of approximately $8.0 million as of December 31, 2011.

Mr. Liu Hua, the Company’s Vice Chairman and Chief Financial Officer, stated, “We are pleased with our financial results so far in 2012. We have upgraded the product mix for our sales and significantly improved our profit margins, with sales of our premium Feifan series products representing 60.8%, our super-premium AstroBaby series representing 5.3%, and our super-premium Feifan series representing 8.5%, of our infant milk powder sales this quarter. We are confident in our decision to focus on infant milk powder and decrease raw milk powder sales, and we believe that we can improve our footprint as a leading infant formula company in the PRC in the coming years.”

Conference Call Details

The Company will also hold a conference call on November 9, 2012 at 6:00 a.m. Eastern Standard Time to discuss its third quarter results.  Listeners may access the call by dialing the following numbers:

United States toll free:	1-888-437-9357
Hong Kong toll free:	800-968-103
Northern China toll free:	10 800 712 0046
Southern China toll free:	10 800 120 0046
International:	1-719-325-2142

The replay will be accessible through November 16, 2012 by dialing the following numbers:

United States toll free:	1-877-870-5176
International:	1-858-384-5517
Password:	8043064

About Feihe International, Inc.

Feihe International, Inc. (NYSE: ADY) is one of the leading producers and distributors of premium infant formula, milk powder, and soybean, rice and walnut products in the People's Republic of China. Feihe International conducts operations in China through its wholly owned subsidiary, Feihe Dairy, and other subsidiaries. Founded in 1962, Feihe Dairy is headquartered in Beijing, China, and has processing and distribution facilities in Kedong, Qiqihaer, Gannan, Longjiang, Shanxi, and Langfang. Using proprietary processing techniques, Feihe International makes products that are specially formulated for particular ages, dietary needs and health concerns. Feihe International has over 200 company-owned milk collection stations, six production facilities with an aggregate milk powder production capacity of approximately 2,020 tons per day and an extensive distribution network that reaches over 80,000 retail outlets throughout China. For more information about Feihe International, Inc., please visit http://ady.feihe.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking information about the Company's operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about the Company's plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "targets," "could," "would," and similar expressions. Because these forward-looking statements are subject to a number of risks and uncertainties, the Company's actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2011, as amended, and in other reports filed with the United States Securities and Exchange Commission and available at www.sec.gov. The Company assumes no obligation to update any such forward-looking statements.

CONTACT

In the U.S.:	renyi@feihe.com

In China:	Renee Ren 86-10-8457-4688 x8810 renyi@feihe.com

FEIHE INTERNATIONAL, INC CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30, 2012	December 31, 2011
	US$	US$
Assets
Current assets:
Cash and cash equivalents	2,274,955	15,353,882
Restricted cash	6,769,629	1,056,579
Notes and loans receivable, net of allowance for doubtful accounts of $3,350,056, as of September 30, 2012 and December 31, 2011, respectively	—	—
Trade receivables, net of allowance for doubtful accounts of $812,090 and $810,864, as of September 30, 2012 and December 31, 2011, respectively	16,607,970	40,690,638
Due from related parties	37,791	194,759
Advances to suppliers	27,475,374	11,841,936
Inventories, net	44,782,639	33,328,949
Prepayments and other current assets	—	50,427
Income taxes receivable	1,408,779	1,406,653
Input value-added taxes	1,297,389	965,685
Other receivables	17,649,157	13,742,625
Consideration receivable- current	80,291,499	79,337,423
Investment in mutual funds – available-for-sale	116,546	111,116
Assets held for sale	2,387,996	2,384,391
Total current assets	201,099,724	200,465,063

Investments:	286,422	285,990
Investment at cost	286,422	285,990

Property, plant and equipment:
Property, plant and equipment, net	123,683,509	128,739,637
Construction in progress	17,137,526	14,895,512
	140,821,035	143,635,149

Other assets:
Advance to suppliers - non-current	6,382,308	3,741,454
Long term deposit	78,336,834	46,139,913
Consideration receivables - non-current	-	19,450,201
Deferred tax assets - non-current	2,863,870	9,805,701
Prepaid leases for land use rights	17,987,709	18,280,745
Total assets	447,777,902	441,804,216

Liabilities
Current liabilities:
Short term bank loans	59,035,071	54,616,375
Accounts payable	44,465,872	39,077,499
Notes payable	3,182,484	—
Accrued expenses	6,371,885	6,943,370
Income tax payable	514,361	734,389
Advances from customers	10,799,243	17,899,560
Due to related parties	50,920	86,213
Advances from employees	328,888	415,253
Employee benefits and salary payable	8,013,360	9,777,537
Other payables	31,150,099	39,561,388
Current portion of long term bank loans	5,953,631	5,945,439
Current portion of capital lease obligation	134,710	288,066
Accrued interest	—	395,783
Redeemable common stock (US$0.001 par value, nil and 1,312,500 shares issued and outstanding as of September 30, 2012 and December 31, 2011), respectively	—	32,696,658
Total current liabilities	170,000,524	208,437,530

Long term bank loans, net of current portion	2,976,293	5,943,726
Capital lease obligation, net of current portion	288,683	430,180
Other long term loan	59,222,577	32,803,289
Accrued interest	—	170,555
Unrecognized tax benefits – non-current	10,654,787	14,806,768
Deferred income	4,607,006	3,711,033
Total liabilities	247,749,870	266,303,081

Commitments and contingencies (see Note 23)

Equity
Feihe International, Inc. shareholders’ equity:
Common stock (US$0.001 par value, 50,000,000 shares authorized; 19,784,291 and 19,714,291 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively)	19,784	19,714
Additional paid-in capital	61,380,588	58,920,283
Common stock warrants	1,774,151	1,774,151
Statutory reserves	11,341,427	11,341,427
Accumulated other comprehensive income	43,216,008	42,730,802
Retained earnings	82,296,074	60,696,815
Total Feihe International, Inc. shareholders’ equity	200,028,032	175,483,192
Noncontrolling interests	—	17,943
Total equity	200,028,032	175,501,135
Total liabilities and equity	447,777,902	441,804,216

FEIHE INTERNATIONAL, INC
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Sales	66,063,396	75,372,031	192,382,797	205,920,601

Cost of goods sold	(29,810,627)	(47,897,512)	(86,832,560)	(124,487,794)

Gross profit	36,252,769	27,474,519	105,550,237	81,432,807

Operating and administrative expenses:
Sales and marketing	(27,084,010)	(18,189,157)	(70,834,189)	(54,013,376)
General and administrative	(4,109,154)	(6,620,974)	(14,841,476)	(17,376,737)
Total operating expenses	(31,193,164)	(24,810,131)	(85,675,665)	(71,390,113)

Other operating income, net	311,666	506,956	405,569	3,367,465

Income from operations	5,371,271	3,171,344	20,280,141	13,410,159

Other income (expenses):
Interest income	14,604	20,067	55,109	65,486
Interest and finance costs	(635,644)	(1,076,261)	(2,920,757)	(3,123,153)
Government subsidy	1,841,887	3,418,184	8,040,128	7,391,065
Gain on deregistration of subsidiaries	—	—	180,077	—

Income from continuing operations before income tax expenses and noncontrolling interests	6,592,118	5,533,334	25,634,698	17,743,558

Income tax credit (expenses)	936,679	(2,546,209)	(4,002,635)	(5,178,588)
Net income from continuing operations	7,528,797	2,987,125	21,632,063	12,564,970

Loss from discontinued operations, net of tax	—	(1,969,820)	—	(1,629,948)
Net income	7,528,797	1,017,305	21,632,063	10,935,022
Net income attributable to noncontrolling interests	—	(544,655)	(24,209)	(599,442)
Net income attributable to common stockholders of Feihe International, Inc.	7,528,797	472,650	21,607,854	10,335,580

Net income	7,528,797	1,017,305	21,632,063	10,935,022
Other comprehensive income, net of tax

Foreign currency translation adjustments	2,920,875	3,543,477	429,029	8,995,227
Change in fair value of available for sale investments	(1,988)	(16,522)	5,430	(15,618)
Other comprehensive income	2,918,887	3,526,955	434,459	8,979,609
Comprehensive income	10,447,684	4,544,260	22,066,522	19,914,631
Comprehensive income attributable to the noncontrolling interest	—	54,065	17,943	10,692

Comprehensive income attributable to common stockholders of Feihe International, Inc.	10,447,684	4,598,325	22,084,465	19,925,323

Net income from continuing operations per share of common stock
Basic	0.38	0.11	1.07	0.60
Diluted	0.38	0.11	1.07	0.60

Net income from continuing operations per share of redeemable common stock
Basic	—	0.11	1.07	0.55
Diluted	—	0.11	1.07	0.55

Net income from discontinued operations, net of tax per share of common stock
Basic	—	(0.09)	—	(0.07)
Diluted	—	(0.09)	—	(0.07)

Net income from discontinued operations, net of tax per share of redeemable common stock
Basic	—	(0.09)	—	(0.07)
Diluted	—	(0.09)	—	(0.07)

Weighted average shares used in calculating net income per share of common stock
Basic	19,784,291	19,694,117	19,747,247	19,678,983
Diluted	19,784,291	19,694,117	19,747,247	19,688,903

Weighted average shares used in calculating net income per share of redeemable common stock
Basic	—	1,968,750	364,051	2,252,404
Diluted	—	1,968,750	364,051	2,252,404